UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060
Washington, D.C. 20549	Expires: March 31, 2006
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2004

3CI COMPLETE COMPLIANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11097	76-0351992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1517 W. North Carrier Parkway, Suite 104 Grand Prairie, Texas		75050
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 375-0006

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

3CI Complete Compliance Corporation (the “Company”) entered into the Second Amended and Restated Secured Promissory Note, dated as of September 30, 2004, by and between the Company and Waste Systems, Inc. (“WSI”), which amends and restates the Amended and Restated Secured Promissory Note, dated as of October 1, 1998, as amended, previously executed by the Company in favor of WSI.  As of the date hereof, WSI is the record owner of 5,645,734 shares of the Company’s Common Stock, which represents approximately 58.0% of the issued and outstanding shares of Common Stock, and 7,750,000 shares of the Company’s Preferred Stock, which represents all of the issued and outstanding shares of Preferred Stock.

The Company’s borrowed indebtedness currently consists only of amounts owed to WSI under the Amended Note.  The Amended Note is payable in monthly payments of $25,000, due on the fifth business day of each month, which are applied to principal and accrued interest calculated at the prime lending rate (4.75% as of September 30, 2004), as such may change from time to time, published under “Money Rates” in The Wall Street Journal (Southwestern Edition), not to exceed 13%.  As of September 30, 2004, the aggregate principal amount of the Amended Note is $1,302,826.48.  The Amended Note also includes a revolving credit agreement under which the Company can borrow up to and including $100,000; the Company has no borrowings outstanding under the revolving credit agreement.  Borrowings under the Amended Note may be prepaid at any time without penalty.  The Amended Note matures on April 3, 2006.

The Amended Note is subordinated to all security interests under the Settlement Agreement and Release of All Claims dated January 10, 1996, between the Company, WSI and certain former affiliates and James H. Shepherd, James Michael Shepherd and Richard T. McElhannon, the interests of which were acquired by Stericycle, Inc., WSI’s sole stockholder, on May 1, 2002, but otherwise is secured by substantially all of the Company’s assets.  Pursuant to the Amended Note, the Company is required to achieve each fiscal quarter a minimum level of $500,000 of EBITDA (earnings before interest, taxes, depreciation and amortization) for the then trailing six-month period, excluding certain expenses incurred by the Company.  If the Company fails to meet this EBITDA requirement with respect to any six-month period ending on each of the Company’s fiscal quarters from and after September 30, 2004 until the Amended Note’s maturity date, the Company must pay to WSI a fee equal to one-fourth of the product of (a) the outstanding principal amount of the Amended Note on the last day of the applicable fiscal quarter, and (b) 0.03.

The Amended Note is attached hereto as Exhibit 10.12, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(a)                             Financial statements of businesses acquired:  Not applicable.

(b)                            Pro forma financial information:  Not applicable.

(c)                             Exhibits:

10.12                     —              Second Amended and Restated Secured Promissory Note, dated as of September 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2004	3CI COMPLETE COMPLIANCE CORPORATION

	By:	/s/ Otley L. Smith III
Otley L. Smith III, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.12	Second Amended and Restated Secured Promissory Note, dated as of September 30, 2004.